As filed with the Securities and Exchange Commission on November 6, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

Delaware	31-1797999
(States or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11013 West Broad Street

Glen Allen, Virginia 23060

(Address, including zip code, of registrant’s principal executive offices)

MeadWestvaco Corporation Savings and Employee Stock Ownership Plan

for Bargained Hourly Employees

(Full title of the plan)

Wendell L. Willkie, II

Senior Vice President, General Counsel and Corporate Secretary

MeadWestvaco Corporation

Five High Ridge Park

Stamford, Connecticut 06905

(203) 461-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

D. Michael Lefever, Esq.

Covington & Burling LLP

1201 Pennsylvania Avenue, N.W.

Washington, D.C. 20004

(202) 662-6000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.01 per share (1)(2)	1,300,000	(3)	$33.14	(4)	$43,082,000	(4)	$1,323

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of plan participation interests to be offered or sold pursuant to the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Bargained Hourly Employees
(2)	Includes MeadWestvaco Corporation preferred stock purchase rights which, until certain events specified in MeadWestvaco Corporation’s Rights Agreement, dated January 29, 2002, as it may be amended from time to time, occur, will not be exercisable or evidenced separately from the Common Stock.
(3)	Pursuant to Rule 416(a) under the Securities Act, the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock.
(4)	Calculated in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low sales prices per share of the Common Stock on November 1, 2007, as reported by the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by either MeadWestvaco Corporation (the “Registrant”) or the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Bargained Hourly Employees (the “Plan”) are hereby incorporated by reference into this Registration Statement:

•	The Annual Report on Form 10-K of the Registrant for the year ended December 31, 2006, filed with the Commission on February 28, 2007;

•	The Annual Report on Form 11-K of the Plan for the fiscal year ended December 31, 2006, filed with the Commission on June 28, 2007;

•	The Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 2007, filed with the Commission on May 8, 2007;

•	The Quarterly Report on Form 10-Q of the Registrant for the quarter ended June 30, 2007, filed with the Commission on August 7, 2007;

•	The Quarterly Report on Form 10-Q of the Registrant for the quarter ended September 30, 2007, filed with the Commission on November 6, 2007.

•

The Current Reports on Form 8-K of the Registrant filed with the Commission on January 26, 2007, January 31, 2007 (reporting information under Item 8.01), March 2, 2007, May 2, 2007 (reporting information under Item 8.01), and August 31, 2007;

•

The description of the shares of Common Stock contained in the Registrant’s Registration Statement on Form 8-A, dated January 25, 2002, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report subsequently filed for the purpose of updating that description; and

•

The description of the shares of Registrant’s preferred stock purchase rights contained in the Registrant’s Registration Statement on Form 8-A, dated January 29, 2002, filed pursuant to Section 12 of the Exchange Act, including any amendment or report subsequently filed for the purpose of updating that description.

All documents filed by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The consolidated financial statements of the Registrant and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2006, have been so incorporated in reliance on the report, which contains an explanatory paragraph on management’s assessment of the effectiveness of internal control over financial reporting and on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Saint-Gobain Calmar businesses that the Registrant acquired on July 5, 2006, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of the Plan for the year ended December 31, 2005, incorporated in this Registration Statement by reference to the Annual Report on Form 11-K of the Plan for the year ended December 31, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of the Plan for the year ended December 31, 2006, incorporated in this Registration Statement by reference to the Annual Report on Form 11-K of the Plan for the year ended December 31, 2006, have been so incorporated in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. Article VIII of the Registrant’s Amended and Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or the limitation thereof is not permitted under the DGCL.

Under Section 145 of the DGCL, a corporation is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation), by reason of the fact that the person is or was an officer, director, employee or agent of the corporation or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, the person had no reasonable cause to believe that his conduct was unlawful. Any service by a director, officer, employee or agent of a corporation that imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants or beneficiaries constitutes “serving at the request of the corporation” for the purposes of Section 145 of the DGCL. In addition, a person is deemed to have acted in a manner “not opposed to the best interests of the corporation” if such person acts in good faith and in a manner that he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.

A corporation also is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor by reason of the fact that the person is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification is permitted with respect to any claim, issue or matter as to which the person is found liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines the person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.

A corporation must indemnify any present or former director or officer of the corporation who is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by such person. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Section 2.13 of the Registrant’s Amended and Restated Bylaws provides that each director, officer and employee, past or present, of the Registrant, and each person who serves or may have served at the request of the Registrant as a director, officer or employee of another corporation and their respective heirs, administrators and executors, shall be indemnified by the Registrant in accordance with, and to the fullest extent provided by, the provisions of the DGCL.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 99.1 to the Registrant’s Form 8-K filed on May 1, 2006 (File No. 001-31215), and incorporated herein by reference)

4.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on August 31, 2007 (File No. 001-31215), and incorporated herein by reference)

4.3	Rights Agreement between the Registrant and The Bank of New York, as Rights Agent, dated January 29, 2002 (filed as Item 2 to the Registrant’s Form 8-A dated January 29, 2002 (File No. 001-31215), and incorporated herein by reference)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of BDO Seidman, LLP

24.1	Power of Attorney

No original issue shares of Common Stock will be made available by the Registrant for acquisition by Plan participants, and accordingly, in accordance with Item 8(a) of Form S-8, no opinion as to the legality of the shares is included in this filing.

The Registrant has received from the Internal Revenue Service (the “IRS”) a determination letter that the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Bargained Hourly Employees is qualified under section 401 of the Internal Revenue Code. The Registrant hereby undertakes to submit any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.	Undertakings.

(1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, State of Virginia, on November 6, 2007.

MEADWESTVACO CORPORATION

By:	/s/ John A. Luke, Jr.
John A. Luke, Jr.
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Luke, Jr. John A. Luke, Jr.	Chairman and Chief Executive Officer (principal executive officer) and Director	November 6, 2007

/s/ E. Mark Rajkowski E. Mark Rajkowski	Senior Vice President and Chief Financial Officer (principal financial officer)	November 6, 2007

/s/ John E. Banu John E. Banu	Controller (principal accounting officer)	November 6, 2007

* Michael E. Campbell	Director	November 6, 2007

* Thomas W. Cole, Jr.	Director	November 6, 2007

Signature	Title	Date

* James G. Kaiser	Director	November 6, 2007

* Richard B. Kelson	Director	November 6, 2007

* James M. Kilts	Director	November 6, 2007

* John A. Krol	Director	November 6, 2007

* Susan J. Kropf	Director	November 6, 2007

* Douglas S. Luke	Director	November 6, 2007

* Robert C. McCormack	Director	November 6, 2007

* Timothy H. Powers	Director	November 6, 2007

* Edward M. Straw	Director	November 6, 2007

* Jane L. Warner	Director	November 6, 2007

*	By Power of Attorney

/s/ John J. Carrara
Name:	John J. Carrara
Title:	Power of Attorney

The Plan: Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Bargained Hourly Employees has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, State of Virginia, on November 6, 2007.

MEADWESTVACO CORPORATION SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN FOR BARGAINED HOURLY EMPLOYEES

By:	/s/ Eric J. Lancellotti
Name:	Eric J. Lancellotti
Title:	Plan Administrator

Index to Exhibits

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of BDO Seidman, LLP

24.1	Power of Attorney